Exhibit 99.1

MarineMax Enters into Definitive Agreement to be Acquired by Blackstone Infrastructure Portfolio Company, Safe Harbor,

in a $1.5 Billion All-Cash Transaction

MarineMax Shareholders to Receive $53.00 Per Share in Cash

Sale is Direct Outcome of Strategic Review Process Led by the MarineMax Board of Directors

OLDSMAR, Fla. and Dallas – (BUSINESS WIRE) – August 10, 2026 – MarineMax, Inc. (NYSE: HZO) (“MarineMax” or the “Company”), a marina operator, superyacht services company and boat and yacht retailer, and Safe Harbor Marinas (“Safe Harbor”), a marina and superyacht service business, today announced that they have entered into a definitive agreement, under which Safe Harbor will acquire all issued and outstanding shares of common stock of MarineMax for $53.00 per share in cash. The all-cash transaction represents an enterprise value of approximately $1.5 billion.

The purchase price represents a premium of 96% to MarineMax’s closing share price of $27.03 on January 30, 2026, the last trading day prior to public disclosure of an unsolicited non-binding proposal to acquire 100% of the Company, as well as a premium of 110% to the Company’s 90-day volume weighted average price for the period ended January 30, 2026.

The transaction is the culmination of a competitive strategic review process led by the Company’s Board of Directors (the “Board”) and management, with the assistance of the Company’s independent financial and legal advisors.

“We are pleased to have reached this agreement with Safe Harbor,” said Brett McGill, Chief Executive Officer and President of MarineMax. “Throughout this process, we have remained focused on maximizing value for our shareholders and positioning MarineMax for continued growth and success. I am proud of the strength of our differentiated, resilient and integrated model, loyal customer base, talented team and premium product portfolio. The scale of our combined platforms will help us enhance and expand our offerings, deepen our partner and customer relationships, and provide greater opportunities for our team.”

Baxter Underwood, Chief Executive Officer of Safe Harbor, said, “MarineMax has a talented team and deep relationships across the industry. By bringing together these two complementary businesses, we believe we can create greater value for boaters and an expanded service offering for the industry. We look forward to partnering with the MarineMax team to support their next chapter of growth.”

Rebecca White, Chairperson of the Board, added, “The transaction announced today is the result of careful consideration and negotiation by the Board and management. Following a thoughtful and comprehensive process, the Board unanimously concluded that this transaction is in the best interests of MarineMax and its shareholders, and that the transaction price represents compelling and certain value for MarineMax’s shares.”

Transaction Details

The transaction, which was unanimously approved by the Board, is expected to close by the end of the calendar year 2026, subject to customary closing conditions, including certain regulatory approvals and the approval of MarineMax’s shareholders. The Board recommends that MarineMax shareholders vote their shares in favor of the transaction at a special meeting of shareholders that will be held to vote on the transaction. The closing of the transaction is not subject to a financing condition.

If the transaction is completed, MarineMax would become a privately held company, and MarineMax’s common stock would no longer be listed on the New York Stock Exchange.

Additional information regarding the transaction will be filed by MarineMax with the U.S. Securities and Exchange Commission (“SEC”) in a Current Report on Form 8-K.

Advisors

Wells Fargo is serving as exclusive financial advisor and Sidley Austin LLP is serving as legal counsel to MarineMax.

Evercore is serving as exclusive financial advisor and Simpson Thacher & Bartlett LLP is serving as legal counsel to Safe Harbor.

About MarineMax

As a recreational boat and yacht retailer, marina operator and superyacht services company, MarineMax (NYSE: HZO) is United by Water. We have over 120 locations worldwide, including over 70 dealerships and 65 marina and storage facilities. Our integrated business includes IGY Marinas, which operates luxury marinas in yachting and sport fishing destinations around the world; Fraser Yachts Group and Northrop & Johnson, leading superyacht brokerage and luxury yacht services companies; Cruisers Yachts, one of the world’s premier manufacturers of premium sport yachts, motor yachts, and Aviara luxury dayboats; and Intrepid Powerboats, a premier manufacturer of powerboats. To enhance and simplify the customer experience, we provide financing and insurance services as well as leading digital technology products that connect boaters to a network of preferred marinas, dealers, and marine professionals through Boatyard and Boatzon. In addition, we operate MarineMax Vacations in Tortola, British Virgin Islands, which offers our charter vacation guests the luxury boating adventures of a lifetime. Land comprises 29% of the earth’s surface. We’re focused on the other 71%.

About Safe Harbor Marinas

Safe Harbor is a marina and superyacht service business. The company provides exceptional service and memorable experiences for the global boating community. Safe Harbor is a Blackstone Infrastructure portfolio company.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction involving MarineMax and Safe Harbor. In connection with the proposed transaction, MarineMax intends to file with the SEC and furnish to shareholders a proxy statement seeking MarineMax shareholder approval of the proposed transaction. This communication is not a substitute for the proxy statement or any other document that MarineMax may file with the SEC or send to its shareholders in connection with the proposed transaction.

INVESTORS AND SHAREHOLDERS OF MARINEMAX ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MARINEMAX AND THE PROPOSED TRANSACTION. The materials to be filed by MarineMax will be made available to MarineMax’s investors and shareholders at no expense to them and copies may be obtained free of charge on MarineMax’s website at https://investor.marinemax.com/overview/default.aspx. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov. Any vote at MarineMax’s shareholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the proxy statement relating to the proposed transaction.

Participants in the Solicitation

MarineMax and its directors, executive officers, other members of its management and its employees may be deemed to be participants in the solicitation of proxies of MarineMax’s shareholders in connection with the proposed transaction under SEC rules. Information about MarineMax’s directors and executive officers is set forth under the captions “Proposal One–Election of Directors,” “Director Compensation,” “Corporate Governance,” “Security Ownership of Principal Shareholders, Directors, and Officers,” “Compensation Discussion & Analysis,” “Executive Compensation,” “Stock Vesting—Pay Versus Performance,” “Certain Transactions and Relationships” and “Equity Compensation Plan Information” in the Definitive Proxy Statement for MarineMax’s 2026 annual meeting of shareholders, filed with the SEC on January 21, 2026 (available here), under the caption “Business—Executive Officers” in MarineMax’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed with the SEC on November  17, 2025 (available here) and in MarineMax’s Current Report on Form 8-K, filed with the SEC on March 3, 2026 (available here). Additional information regarding ownership of MarineMax’s securities by its directors and executive officers is included in such persons’ SEC filings on Forms 3 and 4. These documents may be obtained free of charge at the SEC’s website at www.sec.gov and on MarineMax’s website at https://investor.marinemax.com/overview/default.aspx. Information concerning the interests of MarineMax’s participants in the solicitation, which may, in some cases, be different than those of MarineMax’s shareholders generally, will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Forward-Looking Statements

This communication may contain forward-looking statements including, among other things, statements regarding the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; the prospective performance and outlook of MarineMax’s business and opportunities; as well as any assumptions underlying any of the foregoing. When used in this communication, or any other documents, words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “forecast,” “goal,” “objective,” “plan,” “project,” “seek,” “strategy,” “target” and similar expressions should be considered forward-looking statements made in good faith by MarineMax or Safe Harbor, as applicable. These forward-looking statements are based on the beliefs and assumptions of management of the applicable party at the time that these statements were prepared and are subject to risks, uncertainties, and assumptions that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (i) the ability to obtain the requisite approval of the proposed transaction from shareholders of MarineMax; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all, or that the expected benefits of the proposed transaction may not be realized on the timeline contemplated or at all; (iii) the possibility that competing offers or acquisition proposals for MarineMax will be made; (iv) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive certain required regulatory approvals from applicable governmental authorities; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement with respect to the proposed transaction, including in circumstances that would require MarineMax to pay a termination fee or other expenses; (vi) the effect of the pendency of the proposed transaction on MarineMax’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, vendors and others with whom it does business, its business generally or its stock price; (vii) risks related to diverting management’s attention from MarineMax’s ongoing business operations or the loss of one or more members of its management team; (viii) the risk that shareholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; (ix) market risks such as interest rate risk and foreign currency exchange rate risk; (x) economic and industry conditions and corresponding effects on consumer behavior and MarineMax’s operating results; (xi) environmental conditions, tariffs and their potential impacts on MarineMax’s operations and the broader economy; (xii) inclement weather and MarineMax’s ability to mitigate impacts of adverse weather conditions through geographic diversity; (xiii) MarineMax’s future estimates, assumptions and judgments, including statements regarding whether such estimates, assumptions and judgments could have a material adverse effect on MarineMax’s operating results; (xiv) the impact of MarineMax’s core strengths and retailing strategies on MarineMax’s growth and earnings potential; and (xv) the seasonality and cyclicality of MarineMax’s business and the effect of such seasonality and cyclicality on its financial results and inventory levels. Further information on risks that could affect MarineMax’s results is included in its filings with the SEC, including its most recent Quarterly Report on Form 10-Q and its Annual Report on Form 10-K for the fiscal year ended September 30, 2025, and any current reports on Form 8-K that it may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Except as required by applicable law, MarineMax and Safe Harbor each assume no obligation to, and do not currently intend to, update or supplement any such forward-looking statements to reflect actual results, new information, future events, changes in their expectations or other circumstances that exist after the date of this communication.

Contacts

MarineMax

Mike McLamb

Chief Financial Officer

(727) 531-1700

Scott Solomon

Senior Vice President

Sharon Merrill Advisors

(857) 383-2409

HZO@investorrelations.com

Paul Caminiti / Delia Cannan

Reevemark

(212) 433-4600

MarineMax-Team@reevemark.com

Safe Harbor

media@shmarinas.com

Blackstone

Paula Chirhart

(347) 463-5453

Paula.Chirhart@blackstone.com